As filed with the Securities and Exchange Commission on September 18, 2026.

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

AELUMA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	85-2807351
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27 Castilian Drive Goleta, CA	93117
(Address of Principal Executive Offices)	(Zip Code)

Aeluma, Inc.

2021 Equity Incentive Plan

(Full Title of the Plan)

Christopher Stewart
Chief Financial Officer
Aeluma, Inc.
27 Castilian Drive
Goleta, CA 93117

(Name and Address of Agent for Service)

Telephone number, including area code, of agent for service: (805) 351-2707

Copies to:

Jonathan R. Zimmerman
Joshua L. Colburn
Faegre Drinker Biddle & Reath LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402-3901

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-accelerated Filer ☑	Smaller Reporting Company ☑
Emerging Growth Company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

AELUMA, INC.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E
TO FORM S-8 “REGISTRATION OF ADDITIONAL SECURITIES”

This Registration Statement on Form S-8 (the “Registration Statement”) relates to the registration of shares of common stock, par value $0.0001 per share (“Common Stock”), of Aeluma, Inc. (the “Company”) to be offered under the 2021 Equity Incentive Plan (the “Plan”). The Plan provides, among other things, that as of January 1 of each calendar year, commencing with the year 2022, the maximum number of shares of Common Stock that may be delivered under the Plan automatically increases by an additional number of shares equal to the lesser of (x) 5% of the outstanding shares of Common Stock (on a fully-diluted basis) on the immediately preceding December 31, and (y) such lower number of shares as may be determined by the compensation committee of the Company’s board of directors. The Company previously filed a registration statement on Form S-8 (File No. 333-268526) relating to the Plan (the “Initial Registration Statement”). Such Initial Registration Statement is currently effective, and the contents thereof are incorporated herein by reference except to the extent that such content is superseded by the items appearing below.

Pursuant to General Instruction E to Form S-8, the contents of the Initial Registration Statement, together with all exhibits filed therewith or incorporated therein by reference, are incorporated herein by reference except to the extent that such information is superseded by the items appearing below.

The Company has filed this Registration Statement on Form S-8 to register an aggregate of 2,686,517 additional shares of Common Stock, not previously registered for issuance pursuant to awards under the Plan, which became available for issuance pursuant to the “evergreen” provision contained in the Plan through January 1, 2026.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents of the Company, filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are, as of their respective dates, incorporated herein by reference and made a part hereof:

(1)	The annual report on Form 10-K of the Company for the fiscal year ended June 30, 2026, which incorporates by reference certain portions of the Company’s definitive proxy statement for its annual meeting of stockholders to be held in November 2026;

(2)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above (other than information deemed to have been “furnished” rather than “filed” in accordance with the Securities and Exchange Commission’s rules); and

(3)	The description of the Common Stock contained in Exhibit 4.3 to the annual report on Form 10-K of the Company for the fiscal year ended June 30, 2023.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all of the securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to current report on Form 8-K filed June 28, 2021)
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to current report on Form 8-K filed June 28, 2021)
5*	Opinion of Faegre Drinker Biddle & Reath LLP
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5)
24	Powers of Attorney (included with signatures)
99.1	2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 to current report on Form 8-K filed June 28, 2021)
107*	Filing Fee Table

*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Goleta, California, on September 18, 2026.

AELUMA, INC.

By:	/s/ Jonathan Klamkin
Name:	Jonathan Klamkin
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jonathan Klamkin and Christopher Stewart, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on the date(s) indicated below:

Signature	Title	Date

/s/ Jonathan Klamkin	President, Chief Executive Officer, Chairman	September 18, 2026
Jonathan Klamkin	(principal executive officer)

/s/ Christopher Stewart	Chief Financial Officer	September 18, 2026
Christopher Stewart	(principal financial and accounting officer)

/s/ Michael J. Byron	Director	September 18, 2026
Michael J. Byron

/s/ Steven DenBaars	Director	September 18, 2026
Steven DenBaars

/s/ Craig Ensley	Director	September 18, 2026
Craig Ensley

/s/ John Paglia	Director	September 18, 2026
John Paglia

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